Exhibit 10.2

STOCKHOLDER’S AGREEMENT

This STOCKHOLDER’S AGREEMENT (this “Agreement”), dated as of September 15, 2017 (“Effective Date”), is entered into by and between Forward March Ltd., an exempted company incorporated in Bermuda with registration number 52347 (the “Company”) and The Resource Group International Limited, an exempted company incorporated in Bermuda with registration number 50201 (“TRGI”).

WITNESSETH:

WHEREAS, as of the date hereof, TRGI holds 92.8% of the issued and outstanding common shares of the Company, par value US$0.0001 per share (the “Common Shares”); and

WHEREAS, the Company and TRGI deem it in their best interests to and wish to set forth certain understandings between the parties, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the Company and TRGI as follows:

ARTICLE I

DEFINITIONS

Section 1.01.        Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person; provided, that (a) neither TRGI nor any of its Affiliates (excluding the Company and its Subsidiaries) shall be deemed an Affiliate of the Company or any of its Subsidiaries, and (b) neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of TRGI or any of its Affiliates (excluding the Company and its Subsidiaries) for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company.

“Bye-laws” means the bye-laws of the Company in force from time to time.

“Company” has the meaning set forth in the preamble.

“Company Confidential Information” has the meaning set forth in Section 3.03.

“Common Shares” has the meaning set forth in the Recitals.

“Companies Act” means the Companies Act 1981 (as amended) of Bermuda.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlled” has a correlative meaning.

“Exchange Act ” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“External Recipients” has the meaning set forth in Section 3.03.

“Identified Person” has the meaning set forth in Section 3.02(a).

“Internal Recipients” has the meaning set forth in Section 3.03.

“Note” means a senior note issued under the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement entered into between e-Telequote Insurance, Inc. in June 2017 with several note purchasers.

“Parties” means the Company and TRGI.

“Permitted Recipients” has the meaning set forth in Section 3.03.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or any other entity.

“Subsidiary” of any Person means any Person (i) of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person or any Subsidiary of such first Person or (ii) with respect to which such Person or any of its Subsidiaries is a general partner or managing member or is allocated or has the right to be allocated (through partnership interests or otherwise) a majority of such second Person’s gains or losses.

“TRGI” has the meaning set forth in the preamble.

“TRGI Affiliated Person” has the meaning set forth in Section 3.03.

Section 1.02.    Other Interpretive Provisions.

(a)        The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)       The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection and section references are to this Agreement unless otherwise specified.

(c)        The term “including” is not limiting and means “including without limitation.”

(d)        The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)        Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

APPROVAL RIGHTS

Section 2.01.        TRGI Approval Rights. The Company shall not take or commit to take, and (to the extent applicable) shall not cause or permit any of its Subsidiaries to take or commit to take, directly or indirectly, any of the following actions without the consent of TRGI:

(a)        consummation of any acquisition of the stock (including a minority interest) or assets of any other entity (other than a wholly-owned Subsidiary of the Company), in a single transaction or a series of related transactions (whether by purchase, tender offer, exchange offer, merger, other business combination transaction or otherwise), with an enterprise value in excess of US$2,000,000 in the aggregate;

(b)        a consolidation, merger, amalgamation or other business combination of the Company or any Subsidiary thereof with or into any other entity that is not the Company or a wholly-owned Subsidiary of the Company, or a “Change in Control” (or any similar term) as defined in the Company’s or its Subsidiaries’ indebtedness documents;

(c)        the disposition or transfer (whether by lease, assignment, sale or otherwise), in a single transaction or a series of related transactions, of any assets of the Company or any of its Subsidiaries to any party that is not the Company or a wholly-owned Subsidiary thereof with a value in excess of US$2,000,000 in the aggregate or for consideration in excess of US$2,000,000, other than the sale of inventory, products, or services in the ordinary course of business;

(d)        entry into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or any Subsidiary thereof of money or assets greater than US$1,000,000;

(e)        (i) the creation of any new class of equity securities of the Company or any of its Subsidiaries, (ii) the issuance of additional shares of any class of equity securities of the Company or any of its Subsidiaries or (iii) any offering of securities of the Company or any of its Subsidiaries, regardless of whether by private placement or public offering, other than, (A) any award under any stockholder-approved equity compensation plan in effect at the Company or (B) in the case of a Subsidiary of the Company, to the Company or a wholly-owned Subsidiary of the Company;

(f)         the incurrence, assumption or guarantee of indebtedness by the Company or any other direct or indirect parent of Etelequote Limited, IBEX Global Limited, or DGS Limited, to any third party that is not the Company or a wholly-owned Subsidiary thereof;

(g)        the incurrence, assumption or guarantee of incremental indebtedness (as measured from indebtedness existing on the Effective Date), in a single transaction or a series of related transactions, by the Company or any of its Subsidiaries owing to a third party that is not the Company or a wholly-owned Subsidiary thereof, in an amount exceeding US$5,000,000 in the aggregate;

(h)        consent to the transfer of any Note by any holder thereof or any amend any Note or the Note Purchase Agreement;

(i)         any equity re-purchase (or “buybacks”) of the equity securities of the Company or the adoption of any share re-purchase (or “buyback”) plan;

(j)         capital expenditures by the Company or any of its Subsidiaries in an aggregate amount greater than US$10,000,000 in any fiscal year;

(k)        any listing of any securities of the Company or any of its Subsidiaries on any securities exchange, whether private or public;

(l)         the appointment and/or removal of independent auditors or any material change in accounting policies and principles or internal control procedures of the Company or any of its Subsidiaries;

(m)       any bankruptcy, suspension of payments, assignment to creditors or any similar event or action of the Company or any of its Subsidiaries;

(n)        any liquidation, dissolution or winding up of the Company or any of its Subsidiaries;

(o)        any change of the principal business of the Company or any of its Subsidiaries, entry into new lines of business, or exit from the current line of business;

(p)        any amendment, modification or repeal of any provision of the Company’s organizational documents or the organizational documents of any of its Subsidiaries;

(q)        commencement or settlement by the Company or any of its Subsidiaries of any material litigation.

For the avoidance of doubt, for the purposes of this Section 2.01, any referenced amount, valuation, methodology or other metric referenced in clauses (a) through (q) shall be as determined by TRGI in its sole discretion.

ARTICLE III

MISCELLANEOUS

Section 3.01.        Termination. This Agreement shall terminate automatically (without any action by either Party) as of the date that TRGI no longer owns 10% or more of all shares issued by the Company, as measured on an as-converted basis (where applicable).

Section 3.02.        Corporate Opportunity.

(a)        Regulation of Certain Affairs. In recognition and anticipation that (i) certain partners, principals, directors, officers, members, managers, agents, employees and/or other representatives of TRGI (each of the foregoing Persons other than TRGI, an “Identified Person”) may serve as directors, officers or agents of the Company or its Subsidiaries, and (ii) TRGI and its Affiliates may now engage and may continue to engage in the same or similar activities (which shall include other business activities that overlap with or compete with those in which the Company or its Subsidiaries, directly or indirectly, may engage) or related lines of business in which the Company or its Subsidiaries, directly or indirectly, may engage, and/or may have an interest in the same or similar areas of corporate opportunities as the Company or its Subsidiaries, directly or indirectly, may have an interest, the provisions of this Section 3.02 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve TRGI, its Affiliates and the Identified Persons, and the powers, rights, duties and liabilities of the Company and its Subsidiaries and their respective officers, directors and stockholders in connection therewith.

(b)       Competition and Corporate Opportunities. To the fullest extent permitted by law and subject to section 97 of the Companies Act and the Bye-laws, (i) TRGI, its Affiliates and the Identified Persons shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries, (ii) none of the Company or its stockholders or any of its Subsidiaries or their stockholders shall have any rights in and to the business ventures of TRGI, its Affiliates or any Identified Person or the income or profits derived therefrom, (iii) TRGI, its Affiliates and the Identified Persons may do business with any potential or actual customer or supplier of the Company of any of its Subsidiaries, (iv) TRGI, its Affiliates and the Identified Persons may employ or otherwise engage any officer or employee of the Company or any of its Subsidiaries, and (v) the Company, on behalf of itself, its Subsidiaries and its and their respective stockholders, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to TRGI, its Affiliates or any Identified Person, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, (vi) none of TRGI, its Affiliates or any Identified Person shall have any duty to communicate or offer such business opportunity to the Company or any of its Subsidiaries or shall be liable to the Company or any of its Subsidiaries or any of their respective stockholders for breach of any fiduciary or other duty (contractual or otherwise), as a director or officer or otherwise, by reason of the fact that TRGI, any of its Affiliates or such Identified Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company.

Section 3.03.       Sharing of Information. Notwithstanding anything to the contrary contained in this Agreement, the Company hereby acknowledges and agrees TRGI and its Affiliates or any director or officer of the Company that is an Affiliate of TRGI (each, a “TRGI Affiliated Person”) may, to the fullest extent permitted by applicable law and subject to section 97 of the Companies Act and the Bye-laws, use for their own benefit and disclose to their respective Affiliates, partners, principals, directors, officers, managers, agents, employees, professional advisers and other representatives (the “Internal Recipients”) and to (a) the investors, limited partners or members of TRGI or its Affiliates and their respective representatives (and, to the extent required for such limited partners’ or members’ internal reporting obligations, Affiliates of such limited partners or members), (b) persons who have expressed a bona fide interest in becoming investors, limited partners or members of TRGI or its Affiliates, (c) potential transferees of TRGI’s equity securities in the Company, (d) potential participants in future transactions involving TRGI or any of its Affiliates (potentially involving the Company or otherwise), and (e) such other persons as TRGI shall deem reasonably necessary in connection with the conduct of its investment and business activities (the “External Recipients” and, together with the Internal Recipients, the “Permitted Recipients”), any and all non-public information with respect to the Company, its Subsidiaries or their Affiliates (including any Person in which the Company holds, or contemplates acquiring, an investment) (“Company Confidential Information”) that is in the possession of TRGI or such TRGI Affiliated Person on the date hereof or disclosed after the date of this Agreement to TRGI or such TRGI Affiliated Person by or on behalf of the Company or its Subsidiaries, provided, that the Permitted Recipients agree to keep such Company Confidential Information confidential on the same terms that TRGI requires with respect to its own confidential information; and provided further that TRGI, the TRGI Affiliated Persons and the Permitted Recipients may disclose any Company Confidential Information (x) as has become generally available to the public, was or has come into the possession of TRGI or the relevant TRGI Affiliated Person or Permitted Recipient on a non-confidential basis without a breach of any confidentiality obligations by such Person disclosing such Company Confidential Information, or has been independently developed by TRGI, the TRGI Affiliated Person or Permitted Recipient without use of the Company Confidential Information, (y) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to TRGI, or such TRGI Affiliated Person or Permitted Recipient, or to a regulatory agency with applicable jurisdiction, and (z) as may be required in response to any summons or subpoena or in connection with any litigation or arbitration, provided, in the case of clauses (y) and (z), that TRGI, the TRGI Affiliated Person or Permitted Recipient provides prior written notice of such required disclosure to the Company and takes all commercially reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

Section 3.04.       Notices. In the event a notice is required to be sent hereunder to the Company or TRGI, such notice shall be in writing and shall be (a) delivered in person, (b) sent by registered or certified mail, postage prepaid with return receipt request, or (c) sent by reputable overnight courier service, fees prepaid, to the recipient at its address set forth below (or such other address as either the Company on the one hand or TRGI on the other may from time to time notify to the other). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail or one day following deposit with an overnight courier service. A copy, which shall not constitute notice, of all notices referred to herein shall be sent via email to the email addresses set forth below:

In the case of notices to the Company, to:

Forward March Limited
Crawford House, 50 Cedar Avenue
Hamilton HM 11, Bermuda
Attn: Mohammed Khaishgi
Email: Mohammed.Khaishgi@trgworld.com

In the case of notices to TRGI, to:

TRG Holdings LLC
1700 Pennsylvania Ave NW Suite 560
Washington, DC 20006
Attn: Pat Costello
Email: Pat.Costello@trgworld.com

Section 3.05.        Amendments. This Agreement shall not be amended, modified or supplemented except by an instrument in writing specifically designated as an amendment hereto and executed by each of the parties hereto.

Section 3.06.       Governing Law; Jurisdiction. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the laws of the State of New York, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in the courts of the United States District Court for the Southern District of New York. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each party agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served by registered mail, return receipt requested, at the address of the party provided for the giving of notices in Section 3.04. Nothing in this Section 3.06, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 3.07.        Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 3.07.

Section 3.08.        Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof and thereof.

Section 3.09.       Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 3.10.        Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.11.        Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf and other electronic signatures to this Agreement shall have the same effect as original signatures.

Section 3.12.        Third-Party Beneficiaries. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third-party beneficiary hereto.

Section 3.13.       Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated, in whole or in part, by either Party without the prior written consent of the other Party, and any purported assignment or delegation in contravention of this Section 3.13 shall be null and void and of no force and effect. Subject to the preceding sentence of this Section 3.13, this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns.

Section 3.14.       Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Each Party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

[SIGNATURE PAGES FOLLOW]

IN WITNESS HEREOF, the Parties have duly executed this Agreement as of the date first above written.

FORWARD MARCH LTD.

By:	/s/Mohammed Khaishgi
Name: Mohammed Khaishgi
Title: Director

[Signature Page to Stockholder’s Agreement]

THE RESOURCE GROUP INTERNATIONAL LIMITED

By:	/s/Zia Chishti
Name: Zia Chishti
Title: Director

[Signature Page to Stockholder’s Agreement]